                                                                   EXHIBIT 10.37

                             [..**..] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                  AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2
                             OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




              THIRD AMENDMENT TO THE LICENSE AGREEMENT (ENOXIMONE)
                                 BY AND BETWEEN
                          AVENTIS PHARMACEUTICALS INC.
                     (FORMERLY HOECHST MARION ROUSSEL, INC.)
                                       AND
                                  MYOGEN, INC.


         This Third Amendment to the License Agreement (Enoximone) by and between Aventis Pharmaceuticals Inc. (formerly Hoechst Marion Roussel, Inc. ("HMR")) and Myogen, Inc. effective October 1, 1998 ("Third Amendment" and "License Agreement" respectively) dated the 27th day of January 2005 and effective the 1st day of January, 2005 (the "Effective Date of the Third Amendment"), by and between Aventis Pharmaceuticals Inc., a Delaware corporation with a principal office at 300 Somerset Corporate Blvd. Bridgewater, New Jersey 08807 ("Aventis"), and Myogen, Inc., a Delaware corporation with a principal office at 7575 W. 103rd Avenue, suite 102, Westminster, CO 80021-5426 ("Myogen") (each individually a "Party" or collectively "Parties").

                                   BACKGROUND

         HMR and Myogen entered into the License Agreement effective October 1, 1998 under which Myogen obtained an exclusive worldwide license under the HMR Patents, HMR Know-how and Joint Patents to develop and commercialize Enoximone. HMR also transferred to Myogen, on or about the Transfer Date, any and all of HMR's rights under the existing HMR Trademarks in several countries around the world, including the United Kingdom and the Benelux countries.

         Effective November 23, 1999, the Parties entered into the First Amendment to the License Agreement (the "First Amendment") under which Myogen granted to HMR the right to co-market the Product containing the oral form of Enoximone ("Oral Enoximone") in Europe. This grant was terminated under the Second Amendment to the License Agreement (the "Second Amendment"), which was effective June 2, 2003. The Second Amendment also provided for a certain royalty to be paid by Myogen to Aventis in the event the Net Sales of Oral Enoximone in Europe reached or exceeded the threshold set forth in the amendment.

         Myogen is currently commercializing Perfan(R) i.v. (enoximone) ("Perfan i.v.") in various countries around the world, including the United Kingdom, Belgium and other countries in Europe. Myogen is also undertaking two pivotal Phase III clinical trials for Oral Enoximone and, depending upon the outcome of these studies, anticipates seeking marketing authorization approval in Europe.



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                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED

         Aventis and its Affiliates were acquired by Sanofi-Synthelabo, a pharmaceutical company organized under the laws of France, in or about August 2004, and, shortly thereafter, Sanofi-Synthelabo changed its name to sanofi-aventis. In approving the acquisition, the Commission des Communautes Europeennes (the "EU Commission") requested that Aventis divest certain rights related to Enoximone specifically in the United Kingdom and Belgium. The Parties desire to modify the terms of the License Agreement, the First Amendment and the Second Amendment (hereinafter collectively referred to as the "License Agreement") in order to effectuate this request.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties to this Third Amendment mutually agree as follows:

1. INTERPRETATION. Unless the context of this Third Amendment otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "whereby" and derivative or similar words refer to this Third Amendment; and (iv) the term "Article" refers to the specified Article of this Third Amendment. Whenever this Third Amendment refers to a number of days, such number shall refer to calendar days unless otherwise specified. Capitalized terms not otherwise defined in this Third Amendment shall have the meaning set forth in the License Agreement. To the extent there are any conflicts or inconsistencies between this Third Amendment and the License Agreement, this Third Amendment shall control. Except as expressly modified by this Third Amendment, the terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

2.       LIMITED EUROPEAN COUNTRIES; TERMINATED COUNTRIES.

         (a) The term "Limited European Countries" means Austria, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, and Sweden. The term "Limited European Country" means a country within the Limited European Countries.

         (b) The term "Terminated Countries" as defined under Sections 1.36,
9.3.1 and 9.3.2 shall not include the United Kingdom and Belgium.

3. NO ROYALTIES IN U.K. AND BELGIUM. Notwithstanding anything in the License Agreement or this Third Amendment to the contrary, as of the Effective Date of the Third Amendment, Myogen shall have no obligation to pay earned royalties on any Product, whether on Net Sales or otherwise, in the United Kingdom and Belgium. For purposes of clarity, as of the Effective Date of the Third Amendment, Myogen has no further obligation to pay royalties to Aventis for sales of Perfan i.v. or Oral Enoximone within the United Kingdom and Belgium. Myogen also has no obligation, as of the Effective Date of the Third Amendment, to report Net Sales of any Product to Aventis in the United Kingdom and Belgium. In addition, Myogen has no obligation under Section 3.8.2 of the License Agreement to deliver to Aventis a report containing information with respect to Regulatory Filings in the United Kingdom and Belgium or to maintain records under Section 3.8.3 with respect to Development activities in the United Kingdom and Belgium.



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                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED

4.       SECTION 4.1 AND SECTION 2.3.2.

         (a) The Parties acknowledge and agree that Myogen has, prior to the Effective Date of the Third Amendment, made all payments and taken all other actions required by Sections 4.1(a) through 4.1(e) of the License Agreement.

         (b) The Parties acknowledge and agree that Section 4.1(f) of the License Agreement only obligates Myogen to pay Aventis royalties on Net Sales of Perfan i.v. in the Limited European Countries. Section 4.1(f) does not obligate Myogen to pay royalties on the Net Sales of Oral Enoximone in the Limited European Countries. The Parties further acknowledge and agree that (i) Section
4.2 of the License Agreement (as amended and restated below) only concerns and relates to the sale of any Product, including Perfan i.v. and Oral Enoximone, in any Territory other than Europe, and (ii) Section 4.3 of the License Agreement (as amended and restated below) only concerns and relates to the sale of any Additional Product (as defined below) in the Limited European Countries.

         (c) Section 4.1(f) of the License Agreement is amended and restated to read as follows:

                  "(f) Beginning on the Effective Date and ending October 1, 2011, Myogen will pay to Aventis, on a quarterly basis within 60 days after the end of each calendar quarter, periodic payments equal to [..**..] of Net Sales of Perfan i.v. in the Limited European Countries that occurred in the immediately preceding calendar quarter."

         (d) Section 2.3.2 of the License Agreement is amended and restated to read as follows:

         "2.3.2   SUBLICENSE FEES AND PAYMENTS.

                  (a) At such time that Sublicense Fees and Payments (as defined below) exceed [..**..], Myogen shall pay to Aventis [..**..] of the Sublicense Fees and Payments in excess of the initial [..**..]. Myogen shall pay Sublicense Fees and Payments to Aventis within ten (10) days of Myogen's receipt of the corresponding payment from the applicable Sublicensee (as defined below).

                  (b) Myogen shall make certain that any sublicense agreement, under which a Sublicensee receives (x) a sublicense under Myogen's license under this Agreement in the United Kingdom and/or Belgium and
         (y) one or more other country in the Territory, clearly and equitably aggregates Sublicense Fees, Signing Fees, Milestone Payments and Equity Payments (as those terms are defined below) between the United Kingdom and/or Belgium (as the case may be) and such other country or countries in the Territory.

                  (c) Definitions.


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                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED

                           (i) "Sublicense Fees and Payments" mean the aggregate
                  of Sublicense Fees, Signing Payments, Milestone Payments and Equity Payments to Myogen from Sublicensees. Sublicense Fees and Payments shall not include any Sublicense Fees, Signing Fees, Milestone Payments and Equity Payments that Myogen receives from Sublicensees specifically related to the United Kingdom and Belgium.

                           (ii) "Sublicense Fees" mean any lump sum fees paid by
                  a Sublicensee to Myogen.

                           (iii) "Signing Fees" means fees received by Myogen
                  from a Sublicensee upon signing of the sublicense agreement.

                           (iv) "Milestone Payments" means payments received by
                  Myogen from a Sublicensee that are payable upon achievement of a particular milestone or goal.

                           (v) "Equity Payments" means amounts received by
                  Myogen for investments by the Sublicensee in Myogen to obtain an equity position in Myogen in connection with Myogen sublicensing activity.

                           (vi) "Sublicensee" means a Third Party that enters
                  into a sublicense agreement with Myogen providing a sublicense to such Third Party under Myogen's license provided by this Agreement.

                  (d) Notwithstanding any other provision contained in this Agreement, Sublicense Fees and Payments, Sublicense Fees, Signing Fees and Milestone Payments shall not include (i) any royalties on sales of Product received by Myogen from the Sublicensee, (ii) any payments to Myogen by the Sublicensee for research, development, clinical, manufacturing and regulatory work performed by Myogen during the term of the sublicense agreement (the "Myogen Sublicensee Services"), provided any such payments to Myogen by the Sublicensee for the Myogen Sublicensee Services are under the sublicense agreement and made at fair market value, and (iii) any loans provided by the Sublicensee to Myogen, provided Myogen is contractually obligated to fully repay such loans with interest at fair market rates."

5. ROYALTIES IN TERRITORIES OTHER THAN EUROPE. Section 4.2 of the License Agreement is amended and restated to read as follows:

         "4.2     TERRITORY OTHER THAN EUROPE.

                  (a) Except as otherwise set forth in Sections 4.2(b) through
         (f) below, with respect to markets in the Territory other than the Limited European Countries and in consideration of the rights granted by Aventis under this Agreement, and provided that an HMR Patent is issued in one or more such markets containing a claim which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Product, Myogen will pay to Aventis, on a quarterly basis within sixty (60) days

                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED
         after the end of each calendar quarter, periodic payments equal to [..**..] of Net Sales in such markets that occurred in the immediately preceding calendar quarter.

                  (b) Except as otherwise provided in Sections 4.2(c) or (d) below, in the event that in any country other than a Limited European Country there is no claim of an issued and unexpired HMR Patent which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to a Product or such HMR Patent expires in such country, the Net Sales royalty percentage set forth in Section 4.2(a) above relating to such Product shall be reduced in such country to [..**..] of the Net Sales royalty percentage set forth in Section 4.2(a) but shall in no event be less than [..**..] until the tenth
         (10th) anniversary of the first commercial sale of the relevant Product in that country, after which time all royalty obligations in that country relating to such Product shall cease (subject to Sections 4.2(c) and (d) below).

                  (c) Subject to Sections 4.2(d) and (e) below, in the event that prior to the tenth (10th) anniversary of the first commercial sale of a relevant Product in any country other than a Limited European Country, an HMR Patent is issued in such country containing a claim which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Product, then, from that date forward, the royalty percentage relating to such Product in such country shall increase to the Net Sales royalty percentage as set forth under Section 4.2(a) above (that is, to [..**..] of Net Sales) and Myogen shall pay this increased royalty to Aventis in such country as set forth in Section 4.2(a) until such time as (i) there is no claim of an issued and unexpired HMR Patent in such country which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Product, or (ii) such HMR Patent expires, after which time all royalty obligations in that country relating to such Product shall cease. In the event that either of the contingencies set forth in
         (i) or (ii) in the preceding sentence occur prior to the tenth (10th) anniversary of the first commercial sale of a relevant Product in such country, then the Net Sales royalty percentage, from such contingency date, shall be at the rate set forth in Section 4.2(b) above until such tenth (10th) anniversary.

                  (d) Notwithstanding the foregoing and the existence of any HMR Patent issued in a country that is not a Limited European Country containing a claim which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Product in such country, in the event that the marketing of a generic version of such Product in such country is otherwise prohibited by applicable law, rule or regulation (as determined in good faith by the Parties), then until the earlier of (i) the date on which the marketing of a generic version of the Product in such country is no longer prohibited by applicable law, rule or regulation, or (ii) one (1) year from the date on which the relevant HMR Patent was issued in such country, the Net Sales royalty percentage in such country set forth in Section 4.2(a) above relating to such Product shall be reduced by [..**..] but shall in no event be less than [..**..], after which time all royalty obligations relating to such Product in such country, if any, shall be governed by Sections 4.2(a), (b) and (c) above and Sections 4.2(e) and
         (f) below, as applicable.

                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED

                  (e) Notwithstanding any other provision contained in this
         Section 4.2, in the event there is a claim of an issued and unexpired HMR Patent in any country other than a Limited European Country which would, but for a license granted in the Agreement, be infringed by Myogen's activities, but, notwithstanding, a generic version of a Product is marketed in such country, the royalty percentage under
         Section 4.2(a) for that Product will be reduced, in that country, to [..**..] of the Net Sales royalty percentage set forth in Section 4.2(a) but shall in no event be less than [..**..].

                  (f) The Parties acknowledge that the reductions in royalty rates in Sections 4.2(b), (c), (d) and (e) above are not cumulative so that there shall not be more than one reduction in royalty rates at any one time in any country based upon any of the occurrences in Sections 4.2(b), (c), (d) and (e). By way of example, in the event that there is no relevant HMR Patent in a country other than a Limited European Country and the royalty rate is [..**..] the rate set forth in Section 4.2(a) above, and, some time thereafter, a law comes into effect in such country prohibiting the marketing of a generic version of such Product, the royalty rate shall not otherwise be further reduced."

6. ROYALTIES IN LIMITED EUROPEAN COUNTRIES. Section 4.3 of the License Agreement is amended and restated to read as follows:

         "4.3     ROYALTIES IN LIMITED EUROPEAN COUNTRIES.

                  (a) Except as otherwise set forth in Sections 4.3(b) through
         (f) below, beginning two (2) years after the date on which a Product that has not been approved in any country in Europe as of the Effective Date of the Third Amendment (an "Additional Product"), including but not limited to Oral Enoximone but excluding Perfan i.v., is approved in a Limited European Country (such two (2) year anniversary, the "Limited European Payment Initiation Date"), and provided that an HMR Patent is issued in one or more Limited European Countries containing a claim which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Additional Product, Myogen will pay to Aventis on a quarterly basis within sixty (60) days after the end of each calendar quarter, periodic payments equal to (i) [..**..] of Net Sales (the "Net Sales Royalty Percentage") of the Additional Products less than [..**..] during the calendar year in such Limited European Countries, and (ii) [..**..] on incremental Net Sales of the Additional Products that equal or exceed [..**..] in a calendar year in such Limited European Countries.

                  (b) Except as otherwise provided in Sections 4.3(c) or (d) below, in the event that in a Limited European Country there is no claim of an issued and unexpired HMR Patent which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Additional Product or such HMR Patent expires in a Limited European Country, the Net Sales Royalty Percentages set forth in Section 4.3(a) above relating to such Additional Product shall be reduced in such Limited European Country to [..**..] of the Net Sales Royalty Percentages set forth in Section 4.3(a) until the tenth (10th) anniversary of the Limited European Payment Initiation Date, after which



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                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED
         time all royalty obligations in that Limited European Country relating to such Additional Product shall cease (subject to Sections 4.3(c) and (d) below).

                  (c) Subject to Sections 4.3(d) and (e) below, in the event that prior to the tenth (10th) anniversary of the Limited European Payment Initiation Date, an HMR Patent is issued in a Limited European Country containing a claim which would, but for a license granted in the License Agreement, be infringed by Myogen's activities relating to such Additional Product, then, from that date forward, the royalty percentage relating to such Additional Product in such country shall increase to the Net Sales Royalty Percentages as set forth under
         Section 4.3(a) above and Myogen shall pay this increased royalty to Aventis in such Limited European Country as set forth in Section 4.3(a) until such time as (i) there is no claim of an issued and unexpired HMR Patent in such Limited European Country which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Additional Product, or (ii) such HMR Patent expires, after which time all royalty obligations in that Limited European Country relating to such Additional Product shall cease. In the event that either of the contingencies set forth in (i) or (ii) in the preceding sentence occur prior to the tenth (10th) anniversary of the Limited European Payment Initiation Date, then the Net Sales Royalty Percentages, from such contingency date, shall be at the rate set forth in Section 4.3(b) above until such tenth (10th) anniversary.

                  (d) Notwithstanding the foregoing and the existence of any HMR Patent issued in a Limited European Country containing a claim which would, but for a license granted in the Agreement, be infringed by Myogen's activities relating to such Additional Product in such country, in the event that the marketing of a generic version of such Additional Product in such Limited European Country is otherwise prohibited by applicable law, rule or regulation (as determined in good faith by the Parties), then until the earlier of (i) the date on which the marketing of a generic version of the Additional Product in such Limited European Country is no longer prohibited by applicable law, rule or regulation, or (ii) three (3) years from the Limited European Payment Initiation Date, the Net Sales Royalty Percentages relating to such Additional Product in such country set forth in Section 4.3(a) above shall be reduced to [..**..] of the Net Sales Royalty Percentages set forth in Section 4.3(a) (that is, to [..**..] under Subsection 4.3(a)(i) and to [..**..] under Subsection 4.3(a)(ii)), after which time all royalty obligations in such Limited European Country, if any, shall be governed by Sections 4.3(a), (b) and (c) above and Sections 4.3(e) and (f) below, as applicable.

                  (e) Notwithstanding any other provision contained in this
         Section 4.3, in the event there is a claim of an issued and unexpired HMR Patent in a Limited European Country which would, but for a license granted in the Agreement, be infringed by Myogen's activities related to an Additional Product, but, notwithstanding, a generic version of such Additional Product is marketed in such country, the royalty percentage under Section 4.3 (a) for that Additional Product will be reduced, in that Limited European Country, to [..**..] of the Net Sales Royalty Percentages set forth in Section 4.3(a) (that is, to [..**..] under Subsection 4.3(a)(i) and to [..**..] under Subsection 4.3(a)(ii)).


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


                  (f) The Parties acknowledge that the Net Sales Royalty Percentages reductions in Sections 4.3(b), (c), (d) and (e) above are not cumulative so that there shall not be more than one reduction in royalty rates at any one time in any Limited European Country based upon any of the occurrences. By way of example, in the event that there is no relevant HMR Patent in a Limited European Country and the Net Sales Royalty Percentages are [..**..] the rates set forth in Section 4.3(a) above, and, some time thereafter, a law comes into effect in such country prohibiting the marketing of a generic version of such Additional Product, the Net Sales Royalty Percentages shall not be otherwise further reduced."

7. SECTION 4.4. Section 4.4 of the License Agreement is amended and restated as follows:

         "4.4     INTENTIONALLY OMITTED."

8. MYOGEN COOPERATION DUE TO TERMINATION FOR MATERIAL BREACH. Section 9.4(b)(iv) of the License Agreement is amended and restated as follows:

                  "(iv) Myogen shall cooperate in the transfer to Aventis of all NDAs, Drug Approval Applications and Regulatory Approvals related to Enoximone, and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to Aventis. Notwithstanding the preceding, Myogen shall have no obligation to transfer to Aventis any NDAs, Drug Approval Applications and Regulatory Approvals related to Enoximone in the United Kingdom and Belgium."

9. HMR TRADEMARKS IN THE UNITED KINGDOM AND BELGIUM. Article IX of the License Agreement is amended to add the following Section 9.8:

                  "9.8 HMR TRADEMARKS IN THE UNITED KINGDOM AND BELGIUM. Notwithstanding anything to the contrary in the Agreement, Aventis' transfer under Section 4.1(c) of the Agreement of the HMR Trademarks in the United Kingdom and the Benelux countries (Belgium, the Netherlands and Luxembourg) is, as of the Effective Date of the Third Amendment, perpetual and irrevocable. Under no circumstance, including termination of the Agreement, whether due to Material Breach of the agreement by Myogen or otherwise, shall Myogen be obligated to transfer to Aventis its rights under the HMR Trademarks in the United Kingdom and the Benelux countries. It is understood between the Parties that the rights granted hereunder are limited to the United Kingdom and the Benelux countries and consequently, unless otherwise specifically permitted under the Agreement, Myogen shall, except as otherwise permitted by the Agreement, refrain from (i) using the HMR Trademarks or any other similar trademarks outside of the United Kingdom and the Benelux countries, (ii) making applications to register these trademarks or any other similar trademarks outside the United Kingdom and the Benelux countries, or (iii) challenge the rights Aventis or any of its Affiliates may have to these trademarks outside the United Kingdom and the Benelux countries."



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


10. HMR PATENTS, JOINT PATENTS AND HMR KNOW-HOW IN THE UNITED KINGDOM AND BELGIUM. Article IX of the License Agreement is amended to add the following
Section 9.9:

                  "9.9 HMR PATENTS, JOINT PATENTS AND HMR KNOW-HOW IN THE UNITED KINGDOM AND BELGIUM. Notwithstanding anything to the contrary in the Agreement, the license grants set forth in Sections 2.1 and 2.2 of the Agreement under the HMR Patents, Joint Patents and the HMR Know-how in the United Kingdom and Belgium are perpetual and irrevocable and shall survive termination of the Agreement. Section 2.3.1 shall not restrict Myogen from freely sublicensing the HMR Patents, Joint Patents and the HMR Know-how in the United Kingdom and Belgium. Nothing in the Agreement (including nothing in Section 6.6) shall restrict Myogen from freely assigning its rights under the HMR Patents, Joint Patents and the HMR Know-how to the extent, but only to the extent, the HMR Patents, Joint Patents and the HMR Know-how relate to the United Kingdom and Belgium."

11. TERMINATION WITHOUT CAUSE (INCLUDING DENIAL OF PHASE III TRIALS). The Parties acknowledge and agree that Myogen received consent from the FDA as referenced in Section 9.5.1(b) of the License Agreement and that, therefore, Myogen may not terminate the License Agreement pursuant to Section 9.5.1(b). Except as expressly modified by this Third Amendment, the terms and conditions of Section 9.5 of the License Agreement, including, without limitation, Myogen's right to terminate the License Agreement without cause pursuant to Section 9.5.1(a), shall remain unchanged and in full force and effect.

12. EU COMMISSION APPROVAL; CONDITION PRECEDENT. This Third Amendment and its terms and conditions, including the license grant and corresponding transfer of rights and assets hereunder, are subject to approval by the EU Commission. Myogen agrees to use reasonable commercial efforts to cooperate with the EU Commission and with Aventis in order to effectuate such approval and clearance of the transaction contemplated under this Third Amendment in accordance with the terms of this Third Amendment. The Parties shall diligently take all further action reasonably necessary or useful and shall cooperate with each other in order to carry out the purpose of this Third Amendment, including, but not limited to, diligently undertaking any action reasonably necessary to satisfy as quickly as possible the condition precedent referred to in this Section 12. To the extent separate or particular documents or instruments are mutually agreed by the Parties to be required or any other steps are reasonably necessary or beneficial in connection therewith, the Parties agree to use reasonable commercial efforts to execute such documents or instruments and to consummate such steps promptly. In the event that the EU Commission informs sanofi-aventis that it will not approve this Third Amendment, then the Parties, in good faith, will use reasonable commercial efforts to promptly modify this Third Amendment and to undertake any other steps so as to expeditiously obtain the approval of the EU Commission. Notwithstanding any other provision contained in this Third Amendment (including, without limitation, this Section 12), Myogen shall not be required to take any action or agree to any material modification or material amendment to the License Agreement or this Third Amendment or take any action which requires Myogen to incur any material expense or make any material payment not expressly contemplated by this Third Amendment or the License Agreement. In the event that the Parties have timely and in good faith undertaken such actions and the EU Commission continues to refuse to approve this Third Amendment, then either Party may terminate this Third Amendment upon five (5) days prior written notice and this Third



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


Amendment shall be null and void. This Third Amendment, the transaction contemplated herein and the transfer of ownership to the corresponding rights and assets to Myogen shall have been approved by the European Commission, in accordance with Articles 16 and 17 of the commitments signed by Sanofi-Synthelabo on April 23, 2004 (Case M. 3354), as properly evidenced by Aventis.







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                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their duly authorized representatives as of the date first set forth above.


MYOGEN , INC.


By: /s/ J. William Freytag
    ---------------------------

Name: J. William Freytag, Ph.D.

Title: CEO & President




AVENTIS PHARMACEUTICALS INC.



By: /s/ Juergen Lasowski
    ---------------------------

Name: Juergen Lasowski

Title: VP Business Dev. & Strategy





By: /s/ Gregory Irace
    ---------------------------

Name: Gregory Irace

Title: Senior Vice President, Finance



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                                       [..**..] CONFIDENTIAL TREATMENT REQUESTED